                                                                      Exhibit 11



                             THE PIONEER GROUP, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


COMPUTATION FOR
CONSOLIDATED
STATEMENT OF INCOME                                     YEAR ENDED DECEMBER 31,
-------------------                             --------------------------------------
                                                1997              1996            1995
                                                ----              -----           ----
NET INCOME (1)                               $    29,166      $    18,837      $    22,811
                                             ===========      ===========      ===========
BASIC EARNINGS PER SHARE CALCULATION:

  Weighted average number of common
  shares outstanding                          24,873,000       24,620,000       24,407,000

BASIC EARNINGS PER SHARE                           $1.17           $0.77             $0.93
                                             ===========      ===========      ===========

DILUTED EARNINGS PER SHARE CALCULATION:

  Weighted average number of common
  shares outstanding                          24,873,000       24,620,000       24,407,000

  Dilutive effect of stock options as
  common stock equivalents                       692,000          745,000          750,000

  Dilutive effect of restricted stock
  proceeds as common stock equivalents            65,000           95,000          154,000

  Weighted average number of shares
  outstanding as adjusted                     25,630,000       25,460,000       25,311,000
                                             -----------      -----------      -----------


DILUTED EARNINGS PER SHARE                         $1.14            $0.74            $0.90
                                             ===========      ===========      ===========


(1) These amounts agree with the related amounts in the Consolidated Statement of Income.